Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 F: 650.493.6811

September 17, 2021

ForgeRock, Inc.

201 Mission Suite, Suite 2900

San Francisco, California 94105

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ForgeRock, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of shares (the “Shares”) of your Class A common stock, par value $0.001 per share (“Class A Common Stock”) and Class B common stock, par value $0.001 per share (“Class B Common Stock”), consisting of: (i) 15,017,321 shares of Class B Common Stock subject to outstanding stock option awards under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”), (ii) 15,017,321 shares of Class A Common Stock reserved for issuance upon conversion of shares of Class B Common Stock underlying stock option awards under the 2012 Plan, (iii) 480,175 shares of Class A Common Stock subject to outstanding stock option awards under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), (iv) 6,958,664 shares of Class A Common Stock reserved for issuance under the 2021 Plan, and (v) 1,617,000 shares of Class A Common Stock reserved for issuance pursuant to the 2021 Employee Stock Purchase Plan (the “2021 ESPP” and together with the 2012 Plan and the 2021 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

* * *

ForgeRock, Inc.

September 17, 2021

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation